Exhibit 10.104

DATED 15 AUGUST 2007 DAN KIRSCHNER (1) and SWIFTNET LIMITED (2) and XFONE, INC. (3) SHARE PURCHASE AGREEMENT

HOWARD KENNEDY
19 Cavendish Square
London W1A 2AW

DX 42748 Oxford Circus North
telephone  +44(0)20 7636 1616
fax +44 (0)20 7491 2899
Ref : 007449/00010/H3143779.7

Contents
Clause

1. INTERPRETATION	1
2. SALE AND PURCHASE	2
3. PURCHASE CONSIDERATION	2
4. COMPLETION	2
5. WARRANTIES	3
6. PROTECTION OF GOODWILL	3
7. XFONE GUARANTEE	4
8. CONFIDENTIALITY AND ANNOUNCEMENTS	4
9. LATE PAYMENTS	4
10. FURTHER ASSURANCE	5
11. WHOLE AGREEMENT	5
12. COSTS	5
13. NOTICES	5
14. SEVERANCE	6
15. AGREEMENT SURVIVES COMPLETION	6
16. SUCCESSORS	6
17. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	6
18. COUNTERPARTS	6
19. GOVERNING LAW AND JURISDICTION	6
Schedule 1 Completion	7
Schedule 2 Power of Attorney	8

THIS AGREEMENT is dated 15 August 2007

PARTIES

(1)	DAN KIRSCHNER of 18 Grimsdyke Crescent, Barnet, Hertfordshire EN5 4AG, United Kingdom (“Seller”).

(2)	SWIFTNET LIMITED incorporated and registered in England and Wales with company number 02469394 whose registered office is at Britannia House, 960 High Road, London N12 9RY, United Kingdom (“Buyer”).

(3)	XFONE, INC. a company incorporated under the laws of the State of Nevada, USA whose principal executive offices are at 2506 Lakeland Drive, Suite 100, Flowood, MS 39232, USA (“Xfone”).

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

Business Days: means a day (other than Saturday, Sunday or public holiday) when banks in London are open for business.

Buyer´s Solicitors: HOWARD KENNEDY, 19 Cavendish Square, London, W1A 2AW, United Kingdom.

Company: AURACALL LIMITED, a company incorporated and registered in England and Wales with company number 04308459 whose registered office is at c/o Ingle Shamash & Co, 12-13 Conduit Street, London W1S 2XQ, United Kingdom.

Completion: completion of the sale and purchase of the Sale Shares in accordance with this Agreement.

Completion Date: the date hereof.

Compromise Agreement: means the agreed form compromise agreement that will be entered into by the Seller and the Company on today’s date.

Deferred Consideration: means the sum of £304,000 together with Interest.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

Initial Consideration: means £500,000 payable in cash at Completion to the Seller's Solicitors.

Intellectual Property Rights: means all Intellectual Property used, or required to be used, by the Company in, or in connection with its business and/or legally or beneficially owned by the Company.

Interest: means the sum of £6,917.64.

Management Team: means Angelina Pfeiffer, Serenna Siew and Eran Drory.

Purchase Consideration: means the Initial Consideration and the Deferred Consideration to be paid by the Buyer to the Seller in accordance with clause 3.

Sale Shares: the 987 ordinary shares of £1 each in the Company, all of which have been issued and are fully paid, beneficially owned by Seller.

Seller's Solicitors:  SHERMAN PHILIPS of 90 Mill Lane, London, NW5 1NL, United Kingdom.

1.2	Clause and schedule headings do not affect the interpretation of this Agreement.

1.3	Words in the singular include the plural and in the plural include the singular.

1.4	A reference to one gender includes a reference to the other gender.

1.5	References to clauses and schedules are to the clauses and schedules of this Agreement; references to paragraphs are to paragraphs of the relevant schedule.

2.	SALE AND PURCHASE

On the terms of this Agreement, the Seller shall sell and the Buyer shall buy, with effect from Completion, the Sale Shares with full title guarantee, free from all Encumbrances and together with all rights that attach (or may in the future attach) to them including, in particular, the right to vote and the right to receive all dividends and distributions declared, made or paid on or after the date of this Agreement.

3.	PURCHASE CONSIDERATION

3.1	The Purchase Consideration is payable on Completion and in accordance with clause 3.2.

3.2	The Buyer shall pay:

3.2.1	the Initial Consideration on Completion; and

3.2.2
the Deferred Consideration by telegraphic transfer to the Seller’s Solicitors (who are irrevocably authorised by the Seller to receive the same) on the following dates and in the following amounts (each individually an “Instalment Payment” and together the “Instalment Payments”):

No.	Date	Amount of Instalment Payment (£)
1	28 September 2007	45,677.34
2	31 October 2007	44,842.08
3	30 November 2007	44,499.41
4	31 December 2007	44,313.80
5	31 January 2008	44,092.49
6	29 February 2008	43,842.63
7	31 March 2008	43,649.88
TOTAL		310,917.64

4.	COMPLETION

4.1	Completion shall take place at the offices of Buyer’s Solicitors on 15 August 2007 or such later date as the parties may agree in writing.

4.2	At Completion the Seller shall:

4.2.1	deliver or cause to be delivered the documents and evidence set out in Part 1 of Schedule 1; and

4.2.2	deliver any other documents referred to in this Agreement as being required to be delivered by the Seller.

4.3	At Completion the Buyer shall pay the Initial Consideration to the Seller's Solicitors (who are irrevocably authorised by the Seller to receive the same).

4.4
As soon as possible after Completion the Seller shall send to the Buyer (at the Buyer’s registered office for the time being) all records, correspondence, documents, files, memoranda and other papers relating to the Company not required to be delivered at Completion.

5.	WARRANTIES

5.1	The Buyer and Xfone are entering into this Agreement on the basis of, and in reliance on, the following warranties:

5.1.1	the Seller is the sole legal and beneficial owner of the Sale Shares;

5.1.2	the Sale Shares are free from all Encumbrances and no commitment has been given to create an Encumbrance affecting the Sale Shares; and

5.1.3
there are no agreements or arrangements in force, other than this Agreement, which grant to any person or entity the right to call for the issue, allotment or transfer of any share or loan capital of the Company.

6.	PROTECTION OF GOODWILL

6.1	For the purpose of this Clause 6, the following terms shall have the following meanings:

6.1.1	Relevant Period shall mean the period of 12 months prior to the date of execution of this Agreement.

6.1.2
Restricted Business shall mean the business of providing international low cost telecommunication (including, but not limited to calls from land lines, calls from mobile phones, conference facilities and the provision of a fax carrier service) for residential and/or business customers.

6.1.3	Restricted Territories shall mean any territory that the Seller conducted Restricted Business for the Company during the Relevant Period.

6.2	The Seller undertakes to the Buyer that without the written consent of the Buyer:-

6.2.1
for a period of 3 years from Completion he will not in any capacity whatsoever directly or indirectly carry on or assist in carrying on or be engaged, concerned or interested in any activity or undertaking which is the same as, substantially similar to, or competes directly or indirectly with the business of the Company within the Restricted Territories in relation to the Restricted Business; and

6.2.2
for a period of 3 years from Completion he will not for the purpose of any business supplying services competing with the Restricted Business canvass, solicit or endeavour to entice away from the Company any person who during the Relevant Period has been a customer of the Company or has employed its services or who has been canvassed by the Company (otherwise than by general advertising) with a view to becoming a customer of the Company; and

6.2.3
for a period of 3 years from Completion he will not canvass, solicit or endeavour to entice away from the Company, employ or offer employment to, or employ or engage any employee, who is a member of the Management Team and who is employed at the date of this Agreement and/or at Completion nor do any act or thing likely to have the effect of causing any such employee to terminate his employment with the Company whether or not such employee would thereby breach his contract of employment; and

6.2.4
he will not at any time in connection with any business carried on by him or otherwise howsoever use directly or indirectly or authorise any person to use directly or indirectly any of the Intellectual Property Rights including any of the names or words "AURACALL" or any names or words similar to or likely to be confused with them or use any distinctive mark, style or logo used by the Company or any mark, style or logo similar to or likely to be confused with them in any manner which is likely to or may result in confusion between or other association with the business, goods, services or other activities of the Company including by using the name "AURACALL" as part of a corporate name, trade name or otherwise.

6.3
Nothing in Clause 6 shall prevent the Seller from owning not more than 3% of any class of the issued share capital of a company which is dealt in on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000), provided that nothing in this sub-clause shall apply to any shares held by the Seller in Xfone.

6.4
The Seller has taken independent legal advice and acknowledges that he considers the undertakings contained in Clause 6 reasonable and necessary for the proper protection of the business of the Company and further acknowledges that damages would not be an adequate remedy for breach of such undertakings.

6.5
Each of the undertakings contained in Clause 6 is separate and severable and shall be construed on that basis. In the event that any of such undertakings is found to be void but would be valid if some part of it were deleted or if the period or extent of it were reduced such undertaking shall apply with such modification as may be necessary to make it valid and effective.

7.	XFONE GUARANTEE

7.1	In consideration of the Seller entering into this Agreement, Xfone hereby guarantees to the Seller that the Buyer will fully comply with all of its obligations hereunder.

7.2
Without prejudice to the generality of the foregoing, Xfone guarantees to the Seller the due and punctual payment by the Buyer of the Deferred Consideration payable under this Agreement and any interest or other payments due as a result of any breach or default.

7.3
The giving of time to the Buyer or the neglect or forbearance of the Seller in requiring or enforcing payment of any monies or interest due under this Agreement shall not in any way prejudice or affect the guarantee or obligations of Xfone under this clause.

7.4
Xfone is to be considered a principal debtor for all sums guaranteed to be paid hereunder and shall not be entitled to exercise any right of set off or counterclaim against the Seller in relation to any monies due hereunder.

8.	CONFIDENTIALITY AND ANNOUNCEMENTS

8.1
Except so far as may be required by law, without the prior written consent of the Buyer, the Seller shall not at any time disclose to any person, or use to the detriment of the Company this Agreement or any trade secret or other confidential information which it holds in relation to the Company and its affairs.

8.2
The Buyer confirms to the Seller to keep confidential the terms of this Agreement and all information that it has acquired about the Seller and to use the information only for the purposes contemplated by this Agreement.

8.3	No party shall make any announcement relating to this Agreement or its subject matter without the prior written approval of the other party.

8.4	The restrictions in clauses 8.1, 8.2 and 8.3 shall not apply to the Buyer or Xfone to the extent that:

8.4.1
an announcement is required by law, by any stock exchange or any regulatory or other supervisory body or authority of competent jurisdiction, whether or not the requirement has the force of law; and/or

8.4.2	it relates to the press announcement that the parties have agreed to make, in the agreed form, to be made promptly after the signing of this Agreement.

9.	LATE PAYMENTS

9.1
If the Buyer defaults in the payment when due of any sum payable under this Agreement, the liability shall be increased to include interest on the balance of such sum outstanding from time to time from the date when such payment is due until the date of actual payment at a rate per annum of 3% above the base rate from time to time of The Royal Bank of Scotland plc. Such interest shall accrue on a daily basis.

10.	FURTHER ASSURANCE

The Seller shall (at its expense) promptly execute and deliver all such documents, and do all such things, as the Buyer may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement.

11.	WHOLE AGREEMENT

11.1
This Agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understandings or previous agreements between them relating to the subject matter they cover.

11.2	Nothing in this Clause 11 operates to limit or exclude any liability for fraud.

12.	COSTS

Unless otherwise provided, all costs in connection with the negotiation, preparation, execution, and performance of this Agreement and any documents referred to in it, shall be borne by the party that incurred the costs.

13.	NOTICES

13.1
Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 13.2 and may be:

13.1.1	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address;

13.1.2	if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given 2 Business Days after the date of posting;

13.1.3	if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given 7 Business Days after the date of posting; or

13.1.4
sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched after 17:00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 09:00 on the next Business Day.

13.2	The addresses and other details of the parties are:

13.2.1 For the Buyer:	John Burton
13.2.2 Address:	Britannia House, 960 High Road, London
N12 9RY, United Kingdom

13.2.3 Fax number:	020 8446 7010
13.2.4 For Xfone:	Guy Nissenson
13.2.5 Address:	2506 Lakeland Drive, Suite 100, Flowood, MS
39232, USA

13.2.6 Fax number:	00 972 39238838
13.2.7 For the Seller:	Dan Kirschner c/o Ken Shaw
13.2.8 Address:	Sherman Philips of 90 Mill Lane, London, NW5
1NL, United Kingdom

13.2.9 Fax number:	020 7794 9906

13.3
Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 13.2 provided that such notification shall only be effective on the date specified in such notice or 5 Business Days after the notice is given, whichever is the later.

14.	SEVERANCE

14.1
If any provision of this Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

14.2
If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

15.	AGREEMENT SURVIVES COMPLETION

This Agreement (other than obligations that have already been fully performed) remains in full force after Completion.

16.	SUCCESSORS

The rights and obligations of the Seller and the Buyer under this Agreement shall continue for the benefit of, and shall be binding on, their respective successors and assigns.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

19.	GOVERNING LAW AND JURISDICTION

19.1	This Agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the law of England.

19.2	The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of it.

Schedule 1 Completion

Part 1.What the Seller shall deliver to the Buyer at Completion

1.	At Completion, the Seller shall deliver or cause to be delivered to the Buyer the following documents and evidence:

1.1	transfers of the Sale Shares executed by the Seller in favour of the Buyer;

1.2	the share certificates for the Sale Shares in the name of the Seller or an indemnity in the agreed form for any lost certificates;

1.3	in relation to the Company, the statutory registers and minute books (written up to the time of Completion), certificate of incorporation and any certificates of incorporation on change of name;

1.4	the written resignations of Dan Kirschner and Ron Kirschner as directors of the Company and Arnold Lionel De Vries as company secretary, executed as a deed and in a form acceptable to the Buyer.

1.5	the executed Compromise Agreement in the agreed form, confirming the Seller’s employment by the Company will terminate on the date of this Agreement.

1.6	the executed power of attorney in the form set out in Schedule 2 executed by the Seller.

Schedule 2 Power of Attorney

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made the day of        2007 by DAN KIRSCHNER (the “Seller”) of 18 Grimsdyke Crescent, Barnet, Hertfordshire, EN5 4AG.

WHEREAS:
(A)           The Seller is the registered holder of 987 ordinary shares of £1 each (the “Shares”) in the capital of Auracall Limited (the “Company”).
(B)           By an agreement dated 15 August 2007 (the “Share Purchase Agreement”) made between the Seller and Swiftnet Limited (the “Buyer”), the Seller agreed to sell the Shares to the Buyer.
(C)           To secure the interest of the Buyer in the Shares, the Seller has agreed to appoint the Buyer as its attorney on the terms set out in this power of attorney.

NOW THIS DEED WITNESSETH as follows:

1	Unless otherwise specified:

(a)
the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2
To secure the interest of the Buyer in the Shares, the Seller irrevocably and by way of security appoints the Buyer as its attorney with authority on its behalf and in its name or otherwise to exercise all rights, powers and privileges attaching to the Shares or otherwise capable of being exercised by the registered holder of the Shares and for such purpose to do all such acts and things and to execute all such deeds and other documents as the Buyer shall consider necessary or desirable pending registration of the Shares into the name of the Buyer (or some other person nominated by the Buyerr) including all or any of the following (in each case in such manner and on such terms as the Buyer in its absolute discretion shall think fit):

2.1
to attend, participate in and direct the exercise of any voting rights attaching to the Shares at any general meeting, class meeting or other meeting at which such rights are capable of being exercised;

2.2
to approve, complete, or otherwise sign or execute any requisition of any meeting, consent to short notice, proxy, written resolution, agreement of the members of the Company (or any of them) or other document capable of being signed by the registered holder of the Shares;

2.3
to sell, transfer, exchange or otherwise dispose of all or any of the Shares and for this purpose to enter into any contract for such sale or disposition on such terms (including the giving of such warranties and indemnities) and subject to such conditions as the Buyer may in its absolute discretion think fit;

2.4
to receive or authorise the receipt of the consideration for a sale or disposition of all or any of the Shares and to execute any transfer, renunciation or other document as the Buyer may consider necessary or desirable for selling, transferring, exchanging or otherwise disposing of the Shares or any interest in the Shares or arising out of the Shares;

2.5
to agree to any compromise or arrangement affecting the Shares and to use any lawful means that may appear to the Buyer necessary or desirable in order to safeguard the interests, or enforce the rights, of the registered holder of the Shares; and

2.6
to sign, endorse or otherwise execute all receipts, dividend and interest warrants, cheques, releases, discharges or other deeds or documents whatsoever that the Buyer may consider necessary or desirable in the circumstances.

3
The Seller hereby undertakes not to exercise any of the rights, powers and privileges attaching to the Shares or otherwise capable of being exercised by the registered holder of the Shares or conferred on the Buyer by this power of attorney without the consent of the Buyer.

4
The Buyer shall with the prior written consent of the Seller, have the power to appoint and remove a substitute (who shall not have the power of substitution) and to act concurrently with a substitute.

5	The Seller hereby undertakes that it shall:

5.1	hold the Shares upon trust for the Buyer as beneficial owner.

5.2	account to the Buyer for all dividends, interest, bonuses, distributions or other sums whatsoever paid to the Seller in respect of the Shares; and

5.3	deliver to the Buyer any notice, letter or other document of any nature whatsoever relating to the Shares as soon as reasonably practicable after receipt of the same.

6
This appointment is irrevocable until the expiration of the earlier of the date falling two months from the date hereof or the date on which the Buyer is entered in the register of members of the Company, after which it shall be deemed to be revoked and shall lapse and cease to be of any effect.

7	This power of attorney is to be governed by and construed in accordance with English law.

8
The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this power of attorney.  Any proceeding, suit or action arising out of or in connection with this power of attorney (“Proceedings”) may be brought in the English courts.

9	The Buyer and the Seller both irrevocably submit and agree to submit to the jurisdiction of the English courts in which Proceedings may be brought in accordance with this clause.

IN WITNESS of which this power of attorney has been executed and delivered as a deed on the date which appears on page 1 above.

Executed as a deed by DAN KIRSCHNER In the presence of:	) ) )
DAN KIRSCHNER
Signature of Witness
Name of Witness
Address of Witness
Occupation

Signed as a deed by DAN KIRSCHNER in the presence of

/s/ Dan Kirschner
DAN KIRSCHNER
.......................................
Dan Kirschner

/s/ Kenneth Shaw
……………………………
Signature of Witness

KENNETH SHAW
Name of Witness

90 MILL LANE LONDON NW6 1W2
 UNITED KINGDOM
Address of Witness

SOLICITOR
Occupation

Signed as a deed by SWIFTNET LIMITED acting by two directors or a director and secretary	/s/ Abraham Keinan ABRAHAM KEINAN ....................................... Director /s/ John Burton JOHN BURTON …………………………… Director

Signed as a deed by XFONE, INC.	/s/ Abraham Keinan ABRAHAM KEINAN ....................................... Chairman of the Board /s/ Guy Nissenson GUY NISSENSON ....................................... President and C.E.O.